Exhibit 10.22

Beijing Lerong Duoyuan Information Technology Co., Ltd. Cooperation Agreement

Serial Number: LRJM—YW—2015527—01

Cooperation Agreement

By and Between

Anquying (Shanghai) Investment Consulting Co., Ltd.

And

Beijing Lerong Duoyuan Information Technology Co., Ltd.

November 16, 2015

Financing Project Cooperation

This Agreement was entered into by and between the following parties in Chaoyang District, Beijing, China, on November 16 of the year 2015.

Party A: Anquying (Shanghai) Investment Consulting Co., Ltd.

Domicile: Room 309-B, Yunling East Road, Putuo District, Shanghai, China

Legal Representative: ZHOU Jing

Telephone: *****************

Fax:

E-mail:

Party B: Beijing Lerong Duoyuan Information Technology Co., Ltd.

Address:

Floor 16, Building A, Winter Center, West Dawang Road, Chaoyang District, Beijing, China

Legal Representative: DONG Jun

Telephone: ******************

Fax: ******************

E-mail:

Whereas:

Party A and Party B intend to utilize their advantages in terms of professional expertise in their respective fields and their status in the industry to cooperate with each other in financing. Now Therefore: with a view to regulating the conducts of both parties hereto and in accordance with relevant laws and regulations of the people’s Republic of China, the parties hereto agree the following cooperation agreement through friendly consultation.

Article 1                             Content of Cooperation

Party A will recommend fund-raisers that Party A solicits through its own channels to carry out financing on Party B’s platform. Party A is responsible for assessing the creditworthiness the proposed fund-raisers, and Party B shall provide credit financing to the fund-raisers according to the Party A’s creditworthiness assessment result of such fundraisers; furthermore, Party B shall give a certain percentage of commission to Party A in consideration of its recommendation of fund-raisers.

Article 2                             Business Procedure

2.1                               Party A verifies and assesses all the materials submitted by the fund-raiser;

2.2                               Party A submits to Party B the materials of the fundraiser that have been verified and assessed as authentic, including documentation and information;

2.3                               Party B shall, after proper verification of such information etc., assess the financing application and decide whether to launch the financing application online and the online display of such application;

2.4                               If the fund-raiser passes the assessment, Party B shall provide it with online services for its financing project, facilitate the conclusion of transaction between the fund-raiser recommended by Party A and the investor registered on Party B’s platform and signing of relevant project documents between the two parties.

2.5                               The Fund-raiser shall make repayments according to the schedule specified in the agreement as signed by and between the two parties. Party B authorizes Party A to manage the repayment, settle and transfer to Party B’s collection account opened with the Minsheng Bank, within the time limit that both party agree on, the repayment fund that Party A is authorized to manage.

Article 3                             Financing Project and Description of Fees

The elements of the financing project hereunder as well as the fee rates shall be separately determined by the parties hereto subject to other relevant legal documents.

Article 4                             Rights and Obligations

4.1                               Rights of Party A

(1)                                 Party A shall have the right to access information on the progress of the examination and approval process of the authentic materials concerning the recommended fund-raisers;

(2)                                 Party A shall have the right to inquire the receipt and repayment by the recommended fund-raisers of the financing proceeds.

4.2                               Rights of Party B

(1)                                 Party B shall have the right to obtain such authentic materials concerning the fund-raisers as documentation and information concerning the fund-raisers;

(2)                                 Party B shall have the right to carry out risk auditing of the financing application by the fund-raisers as recommended by Party A according to Party B’s own risk assessment regime, and decide on the basis of such auditing whether the financing project will be launched online.

(3)                                 Party B shall have the right to assist the repayment operation of the fund-raisers on Party B’s platform to the extent of full and effective authorization by the Fund-raisers, and relevant risks shall be borne solely by Party B.

Article 5                             Representation and Undertakings

5.1                               Both parties undertake that they have secured the qualification and authorization to sign this Agreement and fulfill their respective obligations under this Agreement, and their signing of this Agreement is in accordance with their respective rules and regulations and the regulatory requirements of their respective regulatory authorities;

5.2                               Both parties hereto undertake that any and all oral or written information that the parties hereto come into during the cooperation hereunder shall be regarded as trade secrets, including but limited to information concerning Party B and investors on Party B’s platform. Without written authorization by the provider of such information, such information may not be disclosed to any person that is not a party hereto, or be used for any impropriate purpose. Disclosure of such information by any staff and/or agency employed by either party hereto shall be deemed to be disclosure by that party, and in this case, such party shall bear the corresponding legal liabilities for such disclosure. This Clause shall always remain in force and shall not be affected by the termination, revocation or invalidation of this Agreement.

Article 6                             Circumstances Triggering Early Termination

Under any of the following circumstances, Party B shall have the right to terminate this Agreement prior to expiration hereto.

Article 7                             Breaches of Agreement and Liabilities Therefore

Where either party hereto fails to or does not use its efforts fulfill its obligations hereunder, the observant party shall have the right to terminate this Agreement and the financial project under this Agreement; and the party in breach shall indemnify the observant party against any and all losses (including but limited to losses of assets and goodwill) that it may sustain due to such failure.

Article 8                             Notices

The parties to this Agreement agree that all notices of intention and correspondence between the parties during the performance of this Agreement shall be in writing and shall be construed in writing in accordance with the applicable laws.

Such notices may be sent by mobile phone text messages, fax, e-mail, registered letter, express courier service to the recipient party. If the notices are sent by mobile phone short text message, fax, or email, the date when they are sent shall be deemed as the date when such notices are duly served; if they are sent by registered mail or express courier service, the third day after the date when they are sent shall be deemed as the date when they are duly served. The postal addresses and contact information of both parties hereto shall be subject to those indicated on the first page of this Agreement.

Article 9                             Rescission of Agreement and Explanation Thereof

This Agreement may be rescinded during the performance hereof if the parties reach a consensus thereon.

In the event that this Agreement is rescinded, if the financing project agreement under this Agreement is not fully and properly performed, the parties hereto shall continue assuming corresponding contractual obligations under such project agreement until all the accounts receivable are duly received.

Article 10                      Dispute and Jurisdiction

Any dispute and controversy arising from or relating to this Agreement can be submitted by either party hereto to the people’s court where this Contract is signed.

Article 11                      Effectiveness, Termination and Modification of the Agreement

(1)                                 This Agreement shall come into force as of the date when it is signed by both parties hereto.

(2)                                 For matters not covered in this Agreement and/or modifications to this Agreement, both parties may sign a supplementary agreement in writing as an appendix to this Agreement, which shall have equal legal effect as this Agreement; however, should there be any inconsistency between this Contract and the supplementary agreement, the one that comes into force later shall prevail.

(3)                                 This Agreement shall be executed in four (4) identical copies of equal legal force, with two(2) copies for each party hereto.

Reminder of this page intentionally left bank and used as the signature page

Party A: Anquying (Shanghai) Investment Consulting Co., Ltd. (Seal)

/s/Common seal of Anquying (Shanghai) Investment Consulting Co., Ltd.

Legal Representative or Authorized Representative: /s/Seal of ZHOU Jing

Party B: Beijing Lerong Duoyuan Information Technology Co., Ltd. (Seal)

/s/ Common seal of Beijing Lerong Duoyuan Information Technology Co., Ltd.

Legal Representative or Authorized Representative: